UNITES STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2007
Medtronic, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota (State or other jurisdiction of incorporation)	1-7707 (Commission File Number)	41-0793183 (IRS Employer Identification No.)

710 Medtronic Parkway Minneapolis, Minnesota (Address of principal executive offices)		55432 (Zip Code)
(Registrant’s telephone number, including area code): (763) 514-4000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Effective April 18, 2007, the Conversion Rate (as defined in each of the Indentures by and between Medtronic, Inc. and Wells Fargo Bank,N.A., as trustee dated as of April 18, 2006) for Medtronic’s 1.50% Convertible Senior Notes due 2011 and 1.625% Convertible Senior Notes due 2013 (collectively, the “Notes”) will be adjusted to 17.8315 shares of Common Stock per $1,000 principal amount of Notes. The adjustment reflects the cumulative impact of Medtronic’s payment of regular cash dividends since the issuance date of the Notes, and is being made on a carryforward basis under Section 10.14 of the applicable Indentures.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.
By /s/ Gary L. Ellis
Date: April 18, 2007	Gary L. Ellis
Senior Vice President and Chief Financial Officer